CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated January 18, 1999, relating to the audited financial statements for period from inception (September 28, 1999) to December 31, 1999 in a post-effective registration statement on SB-2 of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

October 20, 2000

                                       /s/Thomas Monahan
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                                       Thomas Monahan CPA